Exhibit 21.1

                               List of Subsidiaries of
                         FREEPORT-McMoRan COPPER & GOLD INC.

                                                            Name Under Which
                     Entity              Organized          It Does Business
        -------------------------------  --------------     ----------------

        P.T. Freeport Indonesia Company  Indonesia and      Same
                                         Delaware


        P.T. IRJA Eastern Minerals       Indonesia          Same
        Corporation


        Atlantic Copper, S.A.            Spain              Same


        FM Services Company              Delaware           Same